UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM S-8/S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      BUSINESSWAY INTERNATIONAL CORPORATION
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

Florida                                                                980215778
-------                                                                ---------
(State  or  other  jurisdiction  of                             (I.R.S. Employer
incorporation  or organization)                             Identification  No.)

117  Gun  Avenue,  Pointe-Claire,  Quebec,  Canada                      H9R  3X2
--------------------------------------------------                      --------
(Address  of  Principal  Executive  Offices)                         (Zip  Code)

                       EMPLOYMENT AGREEMENT - HARVEY LALACH
                       ------------------------------------
                            (Full title of the plan)

                                   FARIS HEDDO
                                 117 GUN AVENUE
                              POINTE-CLAIRE, QUEBEC
                                 CANADA H9R 3X2
                     (Name and address of agent for service)
                                 (514) 693-0877
                                 --------------
          (Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                 BERNARD  PINSKY
                     CLARK,  WILSON,  BARRISTERS  AND  SOLICITORS
                         #800  -  885  WEST  GEORGIA  STREET
                            VANCOUVER,  BRITISH  COLUMBIA
                                  CANADA  V6C  3H1
                             TELEPHONE:  (604)  687-5700
                             ---------------------------


                                       CALCULATION OF REGISTRATION FEE

                                                Proposed            Proposed
Title of Securities to    Amount to be      Maximum Offering    Maximum Aggregate       Amount of
be Registered              Registered       Price Per Share      Offering Price      Registration Fee
----------------------  -----------------  ------------------  -------------------  ------------------

Common Shares, with. .  A maximum of
par value $0.001 . . .  650,000 shares(2)  $          0.25(1)  $        162,500(1)  $         40.63(1)
----------------------  -----------------  ------------------  -------------------  ------------------

(1)     The  price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended,  solely  for the purpose of calculating the registration fee, based on the average of the bid and asked price ($0.25 bid; $0.25 ask) of the common shares as reported on the National Association of
Securities  Dealers  Inc.'s  Over  the  Counter  Bulletin  Board  on  March  14,  2001.

(2)     The  Employment  Agreement  between  BusinessWay  International Corporation and Harvey Lalach,
dated  December  7,  2000,  authorized  the  issuance  of  650,000  common  shares to Harvey Lalach as compensation  for  services  rendered.

                                EXPLANATORY NOTE

BusinessWay International Corporation (the "Company") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), to register shares of the Company's common stock, no par value, issued pursuant to the Employment Agreement (the "Employment Agreement") between the Company and Harvey Lalach, dated December 7, 2000.

Under cover of this Form S-8 is the Company's Reoffer Prospectus, prepared in accordance with Part I of Form S-3 under the 1933 Act. This Reoffer Prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 650,000 common shares, which were issued pursuant to the Employment Agreement.

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

We will send or give the documents containing the information specified in Part I of Form S-8 to Harvey Lalach as specified by the Securities and Exchange Commission Rule 428(b)(1) under the 1933 Act. We do not need to file these documents with the Securities and Exchange Commission either as part of this Registration Statement or as a prospectus or a prospectus supplement under Rule 424 of the 1933 Act.

                               RE-OFFER PROSPECTUS

      The date of this Re-Offer Prospectus is the 15th day of March, 2001.

                                 650,000 Shares
                      BusinessWay International Corporation
                                 117 Gun Avenue
                              Pointe-Claire, Quebec
                                 Canada H9R 0X3
                        Common Shares (without par value)

The 650,000 common shares in our capital stock being registered pursuant to this registration statement are offered by Harvey Lalach, who is one of our officers and directors, and also one of our employees. The 650,000 common shares owned by Harvey Lalach may be offered for sale from time to time at market prices prevailing at the time of sale or at prices negotiated by Harvey Lalach, and without payments of any underwriting discounts or commission, except for usual and customary selling commissions paid to brokers or dealers. We will not receive any proceeds from the sale of any of the 650,000 common shares by Harvey Lalach. Harvey Lalach is one of our employees, as well as an officer and a director, who acquired the 650,000 common shares pursuant to an Employment Agreement. We are paying the expenses incurred in registering the 650,000 common shares.

The 650,000 common shares are "control securities" under the 1933 Act because they were issued to an individual who is one of our officers and directors. The reoffer prospectus has been prepared for the purpose of registering the 650,000 common shares under the 1933 Act to allow for future sales by Harvey Lalach (the selling shareholder), on a continuous or delayed basis, to the public without restriction. To our knowledge, the selling shareholder has no arrangement with any brokerage firm for the future sale of the 650,000 common shares. The selling shareholder may be deemed to be an "underwriter" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with the resales of the common shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

Our common shares are traded on the National Association of Securities Dealers Over-the-Counter Bulletin Board under the symbol BITL. As of March 14, 2001, the average of the bid and asked price ($0.25 bid; $0.25 ask) of our common shares as reported on the National Association of Securities Dealers Inc.'s Over-the-Counter Bulletin Board on March 14, 2001, was $0.25.

THE COMMON SHARES OFFERED PURSUANT TO THIS REGISTRATION STATEMENT INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 4 OF THE 10(A) PROSPECTUS. THESE ARE SPECULATIVE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

                                TABLE OF CONTENTS

PART  I                                                                     PAGE

     Information  Required  in  the  Section  10(A)  Prospectus               ii
     Reoffer  Prospectus                                                       1
     Available  Information                                                    1
     Incorporation  of  Documents  by  Reference                               1
     The  Company                                                              2
     Risk  Factors                                                             4
     Use  of  Proceeds                                                        13
     Determination  of  Offering  Price                                       13
     Dilution                                                                 13
     Selling  Shareholders                                                    13
     Plan  of  Distribution                                                   14
     Description  of  Securities                                              14
     Interests  of  Named  Experts  and  Counsel                              15
     Legal  Matters                                                           15
     Disclosure  of  Commission  Position                                     15

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

AVAILABLE  INFORMATION

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common shares are not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

BusinessWay International Corporation files annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC") as is required by the Securities Exchange Act of 1934, as amended (the "1934 Act"). You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, copies may be obtained (at prescribed rates) at the SEC's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, Room 1228, New York, New York 10007. Our filings are also available on the Internet at the SEC's website at http:\\www.sec.gov, and from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272.

INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

The SEC allows us to "incorporate by reference" information into this reoffer prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this reoffer prospectus, except for any information superseded by information in this reoffer prospectus.

We filed the following documents with the SEC, which are incorporated into this reoffer prospectus by reference:

1.     Our  Form  10-KSB  Annual  Report,  filed  on  March  31,  2000;

2.     Our  Form  10-QSB  Quarterly  Report,  filed  on  May  12,  2000;

3.     Our  Form  10-QSB  Quarterly  Report,  filed  on  August  15,  2000;

4.     Our  Form  10-QSB  Quarterly  Report,  filed  on  December  15,  2000;

5.     Our  Form  10-QSB/A  Quarterly  Report (amended), filed on March 2, 2001;

6.     Our  Schedule  14C,  filed  on  July  31,  2000;

7     Our  Schedule  14C,  filed  on  February  14,  2001;  and

8.     Our  Form  8-K  Current  Reports,  filed  as  follows:

(a)     April  5,  2000;
(b)     April  6,  2000;
(c)     April  12,  2000;

(d)     September  27,  2000;
(e)     November  28,  2000;
(f)     February  23,  2001;  and
(g)     March  2,  2001.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this reoffer prospectus have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

WE WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON TO WHOM A COPY OF THIS REOFFER PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS REOFFER PROSPECTUS (EXCLUDING EXHIBITS, UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THE REOFFER PROSPECTUS INCORPORATES). REQUESTS SHOULD BE DIRECTED TO FARIS HEDDO AT 117 GUN AVENUE, POINTE-CLAIRE, QUEBEC, CANADA. OUR TELEPHONE NUMBER AT THAT LOCATION IS (514) 693-0877.

You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at http:\\www.sec.gov, and from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272.

THE  COMPANY

We operate as a master franchiser of six retail computer stores (the "BusinessWay Computer Centers") in the province of Quebec, Canada, and as a multiple e-business website, "www.businessway.com" (the "BusinessWay Website"), which supports the operations of our wholly-owned subsidiary, Cor-Bit Peripherals Inc. ("Cor-Bit"), and markets the Cor-Bit line of computers. The principals of BusinessWay hold BusinessWay's franchise retail operations, as the retail operations of BusinessWay were not included under the terms of the acquisition of BusinessWay Computer Centre Inc. and Cor-Bit by GlobalNetCare, Inc., as described in our Quarterly Report on Form 10-QSB, filed with the SEC on December 15, 2000. Cor-Bit is a manufacturer of computers and related products, and has developed internet software including a new business-to-business model, database search software, and an access-based inventory management software link. Cor-Bit is the exclusive supplier of computers to the franchise operations of BusinessWay International Corporation ("BusinessWay").

Our primary source of revenue is now derived from the sales and distribution of the Cor-Bit line of personal computers. Sales are made on a wholesale level and include a preferred sales arrangement through our independent chain of BusinessWay Computer Centres, which are franchised retail computer stores. We have an arrangement with each BusinessWay retail chain franchisee to sell Cor-Bit's made-to-measure computer systems and related products. The products sold by the BusinessWay Computer Centers and on the BusinessWay Website include:

-     the  Cor-Bit  line  of  custom  computer  systems;
-     monitors;

-     hard  disks;
-     video  cards;
-     DVD  drives;
-     CDR  writers  and  media;
-     printers;
-     scanners;
-     CD-Rom  drives;
-     speakers;
-     sound  cards;
-     motherboards;
-     cameras;
-     faxes/modems;  and
-     keyboards.

Business  to  Business  Technology

In addition to the sale of the Cor-Bit line of personal computers and related products, we provide end-to-end e-commerce solutions, and facilitate the transition of traditional business enterprises into the realm of electronic business. We analyze a company's current operational structure and design a solution that will allow for a seamless transition with little or no interruption in that company's day to day operations. We do this by implementing a networked automation solution, which reduces operating costs and allows for more efficient communications between departments in any given company. Our solution package enables us to either work with an existing infrastructure or build one from the ground up, and allows us to implement functions within almost any existing system. In addition, our packages offer a range of solutions, including dynamic inventory control, purchase forecasting, departmental collaboration and communication and automatic stock replenishment.

We offer several services to assist in the implementation of our solutions, including:

-     requirement  assessment,  through  which  the client's needs are assessed;

- infrastructure building and networking, through which all products necessary to the operation of the solution are provided;

- standardization of corporate image, through assistance in the specification of such things as logos, color schemes and trademarks; and

- software development, through which customized software solutions are made available.

Resource  Acquisition  Management  System

Our Resource Acquisition Management System ("RAMS") acts as a central nervous system for our clients' business-to-business Internet transactions, handling all the tasks involved in day to day dealings with suppliers and dealers in a simple, efficient manner. For purchasers, our RAMS compiles vital supplier information in real-time, and includes features such as "Direct Connect", "Favorite Supplier" and "Automatic Supply and Demand Notification". For suppliers, RAMS technology assists in sourcing clients and gathering real-time lists of clients in need of that supplier's products and services.

Accounting  Applications

Our Integrated Office Accounting ("IOA") software offers a true 32-bit Windows accounting solution and can be fully integrated with Microsoft Office. IOA was developed around Microsoft Access and is fully customizable and Internet ready. IOA is a state of the art accounting system which is both open and flexible, and can integrate with other office applications, including word processors, spreadsheets, databases, email and fax programs, and can produce operational reports. With IOA, customers are able to perform the following functions immediately:

-     publish  financial  reports  in  Microsoft  Word;

- mail merge customer or vendor databases with Microsoft Word to produce personalized letters;

-     analyze  a  financial  report  in  Microsoft  Excel;

-     email  a  financial  report  through  Microsoft  Outlook;  or

- fax an invoice or statement to a customer or vendor (using Windows-based fax software).

The modules available on our IOA software include Accounts Payable, Accounts Receivable, Inventory, Banking, Invoicing, Budgeting, Job Costing, Payroll, Purchase Order and Order Entry.

In order to increase revenue, sales and market share, we plan to encourage independent computer store owners to join the BusinessWay banner and become franchisees. We believe that becoming a BusinessWay franchisee offers independent retail stores a number of advantages, including lower cost bases, proven sales concepts, technical support, warranty services, on-site servicing, an existing and operational website and co-op advertising. We support our network of independent BusinessWay Computer Centers with our established business to business solution software that provides real-time product procurement and order tracking for "just-in-time" delivery.

We believe that our products can be distinguished in the personal computer marketplace based on our unique purchasing system, product quality control, customer service and technical support. We have agreements with service affiliates with over 22,000 service centers across North America; servicing for the Cor-Bit brand of personal computers is now available across North America. We also provide a toll-free technical support call center to assist end-users and independent retailers with software and hardware technical issues which may be encountered with the Cor-Bit line of personal computers.

In order to expand our distribution base and increase recognition of the BusinessWay brand name, we plan to increase our investment in our advertising initiative. We continue to invest in research and product development to enhance our present product line. We believe that these initiatives will have a positive impact on revenues in the remaining portion of fiscal year 2001. We will continue to seek out strategic alliances that will enable us to generate increased sales, either by direct sales, through our franchisees or through joint venture projects, and will continue to seek further acquisitions and/or joint ventures with other companies in the computer technology industry.

RISK  FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO PURCHASE SHARES. ANY OF THE FOLLOWING RISKS COULD HAVE A MATERIALLY ADVERSE IMPACT ON OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS OR ON THE VALUE OF OUR SHARES.

General

GENERAL  ECONOMIC  CONDITIONS.

Our revenue growth and profitability depends significantly on the overall demand for personal computers and related products and services. Softening demand for these products and services caused by worsening economic conditions has resulted and may in the future result in decreased revenues or growth rates and similar effects on results of operations. Further delays or reductions in consumer and business spending on personal computers and related products could have a materially adverse effect on demand for our products and services and consequently on our future business.

WE  HAVE  A  HISTORY  OF  LOSSES.

We have incurred substantial net losses in the past. While we feel confident that we will be able to secure additional funds through private placement financing and successfully carry out our business plan, there can be no assurance that we will accomplish these tasks and achieve profitability.

OUR  QUARTERLY  OPERATING  RESULTS  ARE  LIKELY  TO  FLUCTUATE.

We have experienced and will continue to experience quarterly variations in net sales and net income as a result of many factors, including the following:

-     product  mix;

-     the  level  of  selling,  general  and  administrative  expenses;

-     the  timing  and  level  of  product  development  expenses;  and

- the timing and success of our new product introductions, as well as that of our competitors.

We plan our operating expenditures based on sales forecasts. If our net sales are below our expectations in any given quarter, our operating results will suffer. Due to the foregoing factors, in some future quarter our operating results may be below the expectations of public market analysts and investors. In such event, the price of our common shares would likely suffer.

QUARTERLY  SALES  CYCLE  MAKES  PLANNING AND OPERATIONAL EFFICIENCIES DIFFICULT.

Like other computer companies, we generally sell more product in the third month of each quarter than in the first and second months. This sales pattern places pressure on manufacturing and logistics systems based on internal forecasts and may adversely affect our ability to predict our financial results accurately. In addition, to rationalize manufacturing utilization, we may build product early in the quarter in anticipation of demand late in the quarter. Developments late in a quarter, such as lower-than-anticipated product demand, a systems failure, or component pricing movements, can adversely impact inventory levels, cash and related profitability in a manner that is disproportionate to the number of days in the quarter affected.

UNLESS WE GENERATE SIGNIFICANT SALES OF OUR PRODUCTS, OUR ABILITY TO GENERATE REVENUES MAY BE SIGNIFICANTLY REDUCED.

We expect that a substantial portion, if not all, of our future revenue will be derived from the sale of our computers and related products, and our software programs. We expect that these products and their extensions and derivatives will account for a majority, if not all, of our revenue for the foreseeable future. Broad market acceptance of our products is, therefore, critical to our future success and to our ability to generate revenues. Failure to achieve broad market acceptance of our products, as a result of competition, technological change or otherwise, would significantly harm our business. Our future financial performance will depend in significant part on market acceptance of our products, and on the development, introduction and market acceptance of their respective enhancements. There can be no assurance that we will be successful in marketing our products or any new products, applications or enhancements, and any failure to do so would significantly harm our business.

NEED  FOR  ADDITIONAL  FINANCING.

We have had significant working capital deficiencies and have experienced negative cash flows in the past. We have historically depended upon capital infusion from the issuance of long term debt and equity securities to provide the cash needed to fund operations. Our ability to continue in business depends upon our continued ability to obtain significant financing from external sources. If any additional capital that we may require is raised through borrowing or other debt financing, we would incur substantial additional interest expense. Sales of equity securities, through a traditional underwritten offering, would dilute, on a pro rata basis, the percentage ownership of all holders of common shares. There can be no assurance that any such financing would be available upon terms and conditions acceptable to us, if at all. The inability to obtain additional financing in a sufficient amount when needed and upon acceptable terms and conditions could have a materially adverse effect upon our business.

WE ARE UNCERTAIN THAT WE WILL BE ABLE TO OBTAIN ADDITIONAL CAPITAL THAT MAY BE NECESSARY TO CONTINUE TO GROW OUR BUSINESS.

Our future capital requirements will depend on many factors, including cash flow from operations, progress in developing new products, competing knowledge and market developments and an ability to successfully market our products. We have predicted that we will require approximately $3,000,000 over the period ending July 31, 2001 in order to accomplish our goals. However, there is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that we:

- incur unexpected costs in completing the continued development of any of our products or encounter any unexpected technical or other difficulties;

-     incur  delays  and  additional expenses as a result of technology failure;

- are unable to create a substantial market for our hardware and software products; or

-     incur  any  significant  unanticipated  expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans.

We will depend almost exclusively on outside capital to pay for the continued development of our products. Such outside capital may include the sale of additional stock and/or commercial borrowing. There can be no assurance that capital will continue to be available if necessary to meet these continuing development costs or, if the capital is available, it will be on terms acceptable to us. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

If we were unable to obtain financing in the amounts and on terms deemed acceptable, our business and future success may be adversely affected.

EXPENSE  CONSTRAINTS  COULD  IMPEDE  OPERATIONS.

We are focused on bringing our operational expenses to appropriate levels for our business, while simultaneously implementing new programs. The significant risks associated with these actions include the failure to expend sufficient revenue generating advertising and marketing funds, unanticipated consequences of reductions in personnel devoted to ongoing programs, and the failure to meet operating expense targets by not matching commitments in new programs to reductions in ongoing programs.

WE  MAY  NOT  BE  ABLE  TO  MANAGE  OUR  FUTURE  GROWTH.

Our ability to achieve our planned growth is dependent upon a number of factors including, but not limited to, our ability to hire, train and assimilate management and other employees, the adequacy of our financial resources, our ability to identify and efficiently provide and perform such new products and services as our customers may require in the future and our ability to adapt our own systems to accommodate our expanded operations. In addition, there can be no assurance that we will be able to achieve our planned expansion or that we will be able to manage successfully such expanded operations. Failure to manage anticipated growth effectively and efficiently could have a materially adverse effect on our business.

UNSCHEDULED DELAYS IN THE DEVELOPMENT OF OUR PRODUCTS OR THE IMPLEMENTATION OF OUR SALES PROGRAM COULD RESULT IN LOST OR DELAYED REVENUES.

Delays and related increases in costs in the further development or improvement of our products, or the implementation of our sales and marketing program, could result from a variety of causes, including:

-     delays in the development, testing and commercial release of our products;

- delays in hiring or retaining experienced hardware and software developers and programmers;

- delays in locating and hiring experienced sales and marketing professionals; and

-     delays  caused  by  other  events  beyond  our  control.

There can be no assurance that we will successfully develop further enhancements to our products on a timely basis or that we will implement our sales and marketing program in a timely manner. A significant delay in the development, testing and commercial release of our products or a delay in the implementation of our sales and marketing program could result in increased costs and could have a materially adverse effect on our financial condition and results in operations.

OUR LIMITED MARKETING AND SALES RESOURCES COULD PREVENT US FROM EFFECTIVELY MARKETING OUR PRODUCTS AND SERVICES.

We have limited internal marketing and sales resources and personnel. In order to market any products and services we may develop, we will have to either develop a marketing and sales force with technical expertise and distribution capability or outsource such duties to independent contractors. There can be no assurance that we will be able to establish sales and distribution capabilities or that we will be successful in gaining market acceptance for any products or services we may develop. There can be no assurance that we will be able to recruit skilled sales, marketing, service or support personnel, that agreements with franchisees will be available on terms commercially reasonable to us, or at all, or that our marketing and sales efforts will be successful. Failure to successfully establish a marketing and sales organization, whether directly or through third parties, would have a materially adverse effect on our business, financial condition, cash flows, and results of operations. To the extent that we arrange with third parties to market our products or services, the success of such products and services may depend on the efforts of such third parties. There can be no assurance that any of our proposed marketing schedules or plans can or will be met.

COMPETITION.

The PC industry is highly competitive, especially with respect to pricing and the introduction of new products and product features. We compete primarily by adding new performance features to products while minimizing corresponding price increases. We believe that our direct sales model, franchise stores and customer service and support are additional competitive advantages. Competitive factors in our markets include price, availability of new technology, variety of products and features offered, availability of products and software, marketing and sales capability, and service and support. We believe that we compete reasonably with respect to each of these factors. Our results, however, could be adversely affected if we are unable to introduce new products or product features as quickly as our competitors or if our competitors offer products at significantly lower prices than we do. In recent years, along with many of our competitors, we have regularly lowered prices, and we expect these pricing pressures to continue. Softness in the PC market in the fourth quarter of 2000 has led a number of our competitors to aggressively cut pricing to spur sales and gain market share. If cost reductions or changes in product mix do not mitigate these pricing pressures, these competitive price pressures could substantially reduce our profits.

INFRASTRUCTURE  REQUIREMENTS.

Our business creates ongoing demands for personnel, facilities, information and internal control systems and other infrastructure requirements. If we are not successful in continuing to develop our infrastructure, we could experience disruptions in operations, which could have an adverse financial impact.

WE EXPECT TO EXPERIENCE SIGNIFICANT AND RAPID GROWTH IN THE SCOPE AND COMPLEXITY OF OUR BUSINESS AS WE PROCEED WITH THE DEVELOPMENT AND SALE OF OUR PRODUCTS. IF WE ARE UNABLE TO HIRE STAFF TO HANDLE SALES AND MARKETING OF OUR PRODUCTS AND MANAGE OUR OPERATIONS, OUR GROWTH COULD HARM OUR FUTURE BUSINESS RESULTS AND MAY STRAIN OUR MANAGERIAL AND OPERATIONAL RESOURCES.

As we proceed with the development and sale of our products, we expect to experience significant and rapid growth in the scope and complexity of our business. We will need to add staff to market our products, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. Any failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a materially adverse effect on our business and financial condition.

COMPETITION  FOR  TALENTED  EMPLOYEES  COULD  HAMPER  BUSINESS  OPERATIONS.

Like all technology companies, we must compete for talented employees in a market where the demand for such individuals exceeds the number of qualified candidates. As a result, we focus significant efforts on attracting and retaining individuals in key technology positions. These efforts have generated positive results in terms of both reducing attrition rates and filling openings created by prior employee losses. Declining stock market prices, however, make retention more difficult as prior equity grants contain less value and key employees pursue equity opportunities elsewhere. Should we experience a substantial loss of talent or an inability to attract talent for key openings, particularly in critical markets, the resulting talent gaps could impact our ability to meet our business objectives.

THE LOSS OF FARIS HEDDO OR ANY OF OUR KEY MANAGEMENT PERSONNEL WOULD HAVE AN ADVERSE IMPACT ON FUTURE DEVELOPMENT AND COULD IMPAIR OUR ABILITY TO SUCCEED.

Our performance is substantially dependent on the expertise of Faris Heddo and other key management personnel, and our ability to continue to hire and retain such personnel. There is intense competition for skilled personnel, particularly in the field of software development. The loss of Faris Heddo or any of our key management personnel could have a materially adverse effect on our business, development, financial condition, and operating results. We do not maintain "key person" life insurance on any of our directors or senior executive officers.

WE ARE DEPENDENT ON FRANCHISEES FOR THE SALES OF OUR PRODUCTS AND IF WE ARE NOT SUCCESSFUL IN EXPANDING OUR DISTRIBUTION CHANNELS, OUR ABILITY TO GENERATE REVENUES WILL BE HARMED.

We have entered into various franchise agreements with respect to the distribution of our products. While we believe that these arrangements will be beneficial, there can be no assurance that we will be able to continue to deliver our products to these franchisees in a timely manner or that they will be able to sell our products in the volumes that we anticipate. Our growth will be dependent on our ability to expand our distribution channels to market, sell and distribute our products. While our strategy is to enter into additional franchise agreements, we may not be able to successfully attract additional franchisees. There can be no assurance that we will be successful in our efforts to generate revenue from these franchisees, nor can there be any assurance that we will be successful in recruiting new franchisees to represent us and our products. Any such failure would result in us having expended significant resources with little or no return on our investment, which would significantly harm our business.

FUTURE  OPERATIONS.

We currently have six franchises operating in Quebec, Canada, and wish to expand our operations into the eastern United States. Such expansion involves additional business risks such as foreign currency fluctuation, government regulation, liability for foreign taxes and product sales, competition with locally strong competitors, operating losses until critical mass is reached, and delivery and support logistics.

LIMITED  LIABILITY  OF  DIRECTORS,  OFFICERS  AND  OTHERS.

Our bylaws contain provisions limiting the liability of our officers and directors for all acts, receipts, neglects or defaults of themselves and all of our other officers or directors or for any other loss, damage or expense happening to us which shall happen in the execution of the duties of such officers or directors. Such limitations of liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our shareholders from suing our officers and directors based upon breaches of their duties, though such an action, if successful, might otherwise benefit our business and our shareholders.

TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The U.S. Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standarized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

SINCE OUR SHARES ARE THINLY TRADED AND TRADING ON THE OTC BULLETIN BOARD MAY BE SPORADIC BECAUSE IT IS NOT AN EXCHANGE, STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

Our common stock is quoted on the OTC Bulletin Board and is thinly traded. In the past, our trading price has fluctuated widely, depending on many factors that may have little to do with our operations or business prospectus. In addition, the OTC Bulletin Board is not an exchange and, because trading of the securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange of the NASDAQ system, you may have difficulty reselling any of the shares you purchase from the selling stockholders.

OUR  SHARE  PRICE  IS  EXTREMELY  VOLATILE.

The trading price of our common shares has been, and in the future is expected to be, volatile and we expect to experience further market fluctuations as a result of a number of factors. These factors include, but are not limited to, current and anticipated results of operations as well as changes in our business, operations or financial results, the timing of sales of common shares by selling shareholders, prospects of general market and economic conditions and other factors.

WE  DO  NOT  EXPECT  TO  DECLARE  OR  PAY  ANY  DIVIDENDS.

We have neither declared nor paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Information  Technology

We participate in a highly volatile industry that is characterized by intense industry-wide competition. Industry participants confront aggressive pricing practices by competitors, continually changing customer demand patterns and rapid technological developments. The following cautionary statements discuss important factors that could cause actual results to differ materially from the projected results contained in the forward-looking statements in this reoffer prospectus.

WE  NEED  TO  DEVELOP  NEW  PRODUCTS  SUCCESSFULLY.

The market for computer technology products is generally characterized by rapidly changing technology that can render existing products obsolete and unmarketable. We believe that our current and future success of will depend on our ability to identify, develop, or source and successfully introduce and market, in a timely manner, enhancements to our existing products and new products that respond effectively to technological change. We may not successfully anticipate technological changes or select and develop new and enhanced products on a timely basis. In addition, if were are able to develop or source any products, these products may not gain market acceptance.

RAPID TECHNOLOGICAL CHANGES IN THE COMPUTER SOFTWARE AND HARDWARE INDUSTRY COULD RENDER OUR PRODUCTS NON-COMPETITIVE OR OBSOLETE AND CONSEQUENTLY AFFECT OUR
ABILITY  TO  GENERATE  REVENUES  AND  REMAIN  PROFITABLE.

The development and sales of our products are exposed to risks as a result of the rapidly changing technology in the computer software and hardware industry. In addition, future advances in the computer software and hardware industry could lead to new technologies or software programs competitive with our products. Those technological advances could also lower the costs of other products that compete with our products, resulting in pricing or performance pressure on our products, which could adversely affect our results of operations.

THE COMPUTER TECHNOLOGY INDUSTRY IS HIGHLY COMPETITIVE AND SOME OF OUR COMPETITORS MAY BE MORE SUCCESSFUL IN ATTRACTING AND RETAINING CUSTOMERS. WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY BECAUSE OUR COMPETITORS ARE MORE
ESTABLISHED  AND  HAVE  GREATER  RESOURCES  THAN  WE  DO.

We will encounter competition from other hardware and software companies and from an increasingly competitive computer technology industry in general. The growing market has attracted new market participants as well as expansion by established participants resulting in substantial and increasing competition. Many of our present and future competitors in the computer technology market have substantially greater:

-     financial,  marketing,  technical  and  development  resources;

-     name  recognition,  and

-     experience  than  we  do.

Our competitors may be able to respond more quickly to new or emerging advancements in the computer technology market and to devote greater resources to the development, promotion and sale of their products. We may not be able to successfully compete against current or future competitors which could significantly harm our business.

In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships amongst themselves or with third parties that could increase their ability to capture a larger portion of the market share for products similar to those we offer. This type of existing and future competition could affect our ability to maintain agreements with current franchisees and to enter into agreements with prospective franchisees. No assurances can be given that we will be able to compete successfully against current and future competitors, and any failure to do so would have a materially adverse effect on our business.

NEW  FORM  FACTORS  INTRODUCE  UNCERTAINTY  INTO  THE  MARKET.

The increasing reliance on the Internet is creating new dynamics in the computer industry. As businesses and consumers turn to the Internet, speed and connectivity may become more critical than stand-alone power for client devices. Our products will vie for customer acceptance and market share against those of computer companies as well as consumer electronics and telecommunications companies. Hardware products, which are our traditional area of strength, may become less important than service offerings in attracting and retaining customers. In addition, as new form factors are adopted, sales of traditional personal computers may decline.

ACCESS  TO  TECHNOLOGY.

There can be no assurance that we will continue to have access to existing or new third-party technology for use in our products. If we or our suppliers are unable to obtain licenses necessary to use protected technology in our products on commercially reasonable terms, we may be forced to market products without certain desirable technological features. We could also incur substantial costs to redesign our products around other parties' protected technology or to defend patent or copyright infringement actions against us.

WE  MAY  ENCOUNTER  SOFTWARE  DEFECTS  OR  DELAYS  IN  PRODUCT  DEVELOPMENT.

Our software may contain undetected errors or we may experience unanticipated delays in the development of software. Despite testing by potential customers and by our employees, it is possible that our software may nevertheless contain errors, and this could have an adverse effect on our business.

PRODUCT  CYCLES.

Short product life cycles resulting from rapid changes in technology and consumer preferences and declining product prices characterize the PC industry. Our internal engineering personnel work closely with PC component suppliers and other technology developers to evaluate the latest developments in PC-related technology. However, we may not have access to or the right to use new technology or may be unable to incorporate such new technology in our products or features in a timely manner. The increasing reliance on the Internet creates new dynamics in the computer industry, causing an emphasis on speed and connectivity rather than stand-alone computing power. As a new generation of Internet devices is introduced, sales of traditional desktop and other personal computers may decline and our products will be subject to competition from consumer electronics companies, telecommunications companies and other major consumer competitors.

SUPPLIERS.

We require a high volume of quality components for the manufacture of our products, substantially all of which we obtain from outside suppliers. While we attempt to have multiple suppliers for such components, in some circumstances we maintain single-source supplier relationships. Failures of suppliers to meet component delivery schedules have occasionally disrupted our normal production schedules, and we may continue to experience production disruptions. Reliance on third party suppliers also subjects us to the risks of a shortage of components, the possibility of defective parts produced by others, and increases in component costs (which can adversely affect our profitability).

COMPONENT  SHORTAGES  COULD  CURTAIL  PRODUCTION.

From time to time, supply for key components in our products lags behind worldwide demand. In the event that supply of a key material component is delayed or curtailed, our ability to supply the related product in desired quantities and in a timely manner could be adversely affected. We attempt to mitigate the risks of component shortages by working closely with key suppliers on product plans, co-ordinated product introductions, purchases on the spot market and selected strategic purchases.

PROTECTION  OF  TRADENAMES  AND  DOMAIN  NAMES  AGAINST  ALL  INFRINGERS.

We currently hold the Internet domain name "businessway.com". Domain names generally are regulated by Internet regulatory bodies and are subject to change and may be superseded, in some cases, by the laws, rules and regulations governing the registration of tradenames and trademarks with the United States Patent and Trademark Office and certain other common law rights. In the event that the domain registrars are changed, new ones are created or we are deemed to be infringing upon another's tradename or trademark, it could be unable to prevent third parties from acquiring or using our domain name which could adversely affect our brand name and other proprietary rights.

WE  FACE  RISKS  ASSOCIATED  WITH  INTELLECTUAL  PROPERTY  RIGHTS.

We rely on a combination of patent, copyright, trademark and trade secret laws, and contractual provisions to protect our proprietary rights in our products and services. A third party may copy or otherwise obtain and use its products or technology independently. In addition, effective protection of intellectual property rights may be unavailable or limited in certain foreign countries.

None of our software programs are protected by any patents. We do treat our software programs and their associated technology as proprietary. Despite our precautions taken to protect our software programs, unauthorized parties may attempt to reverse engineer, copy or obtain and use our software programs, which could adversely effect our results of operations.

No material claims are currently pending regarding the infringement of the proprietary rights of third parties by our products, trademarks, or other proprietary rights. However, we may, in the future, receive communications from third parties asserting that our products infringe, or may infringe, the proprietary rights of third parties. In the event of litigation to determine the validity of any third-party claims, such litigation, whether or not determined in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel from productive tasks. In the event of an adverse ruling in such litigation, we might be required to discontinue the use and sale of infringing products, expend significant resources to develop non-infringing technology, or obtain licenses to infringing technology. We may be unable to obtain a license for the disputed third-party technology on reasonable commercial terms or at all. If someone asserts a successful claim against us and we are unable to develop or license a substitute technology, our business would suffer.

e-commerce

We have developed our e-commerce business in part through investment in existing companies and the continued expansion of the BusinessWay Website, through which our branded products are available. E-commerce is still a relatively new and emerging distribution channel whose success is dependent on a variety of factors, including its continued acceptance by consumers. Our success utilizing e-commerce depends on such factors as the satisfactory performance, reliability and availability of the BusinessWay Website; the reliability and efficiency of our computer and communications hardware systems; our ability to compete with a growing number of rival e-commerce sites; our ability to evolve, update and improve our services and offerings in response to changing demands; and the consumer demand for our products. Expansion in this area has required investment in start-up activities and initial operating losses in this portion of our business.

WE  RELY  UPON  TECHNOLOGY  AND  COMPUTER  SYSTEMS.

We anticipate that it will be necessary to continue to invest in and develop new and enhanced technology on a timely basis to maintain our competitiveness. Significant capital expenditures may be required to keep our technology up to date. Investments in technology and future investments in upgrades and enhancements to software for such technology may not necessarily ensure our competitiveness. Our future success will also depend in part on our ability to anticipate and develop information technology solutions which keep pace with evolving industry standards and changing client demands.

WE  OPERATE  IN  AN  ENVIRONMENT  THAT  FACES  RAPID  TECHNOLOGICAL  CHANGE.

Our future success will depend in large part upon our ability to keep pace with technology. Rapid changes have occurred, and are likely to continue to occur. There can be no assurance that our development efforts will not be rendered obsolete by research efforts and technological advances made by others. The market for information technology services is characterized by rapid technological advances, frequent new product introductions and enhancements, and changes in customer requirements. Although we believe that our e-commerce business plan is sufficient for the present, we believe that our future success will depend in large part on our ability to service new products, platforms and rapidly changing technology. These factors will require that we provide adequately trained personnel to address the increasingly sophisticated, complex and evolving needs of our customers. Our ability to capitalize on future acquisitions of businesses which either manufacture computers and related products or operate within the e-commerce industry will depend on our ability to: (i) enhance our hardware and software, and successfully integrate same into our technical product support services; (ii) adapt our software to new hardware and operating system requirements; and (iii) develop new hardware and software products in an industry characterized by increasingly rapid product and technological obsolescence. Any failure by us to anticipate or respond rapidly to technological advances, new products and enhancements or changes in customer requirements, could have a materially adverse effect on our business.

USE  OF  PROCEEDS

We will not receive any proceeds from the sale of any of the 650,000 common shares by Harvey Lalach.

DETERMINATION  OF  OFFERING  PRICE

Not  applicable.

DILUTION

Not  applicable.

SELLING  SHAREHOLDERS

The following table identifies the selling shareholder and indicates (i) the nature of any material relationship that such selling shareholder has had with us for the past three years, (ii) the number of shares held by the selling shareholder, (iii) the amount to be offered for the selling shareholder's account, and (iv) the number of shares and percentage of outstanding shares of the common shares in our capital to be owned by the selling shareholder after the sale of the shares offered by the selling shareholder pursuant to this offering. The selling shareholder is not obligated to sell the shares offered in this reoffer prospectus and may choose not to sell any of the shares or only a part of the shares. SEC rules require that we assume that the selling shareholder sells all of the shares offered with this reoffer prospectus.

Under the 1934 Act, any person engaged in a distribution of the shares offered by this reoffer prospectus may not simultaneously engage in market making activities with respect to our common shares during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling shareholder will be subject to applicable provisions of the 1934 Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling shareholder. As of February 15, 2001, there were 59,775,673 common shares in the our capital issued and outstanding.

HARVEY  LALACH

Relationship:                                          Employee/Officer/Director
Shares  Beneficially  Owned  Prior  to  Offering:                        993,000
Percentage  Beneficially  Owned  Prior  to  Offering:             less  than  2%
Shares  to  be  Sold:                                                    650,000
Shares  Beneficially  Owned  After  Offering                             343,000
Percentage  Beneficially  Owned  After  Offering:              0% (less than 1%)

THE INFORMATION PROVIDED IN THE TABLE ABOVE WITH RESPECT TO THE SELLING SHAREHOLDER HAS BEEN OBTAINED FROM THE SELLING SHAREHOLDER. BECAUSE THE SELLING SHAREHOLDER MAY SELL ALL OR SOME PORTION OF THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY HIM, ONLY AN ESTIMATE (ASSUMING THE SELLING SHAREHOLDER SELLS ALL OF THE SHARES OFFERED HEREBY) CAN BE GIVEN AS TO THE NUMBER OF SHARES OF COMMON STOCK THAT WILL BE BENEFICIALLY OWNED BY THE SELLING SHAREHOLDER AFTER THIS OFFERING. IN ADDITION, THE SELLING SHAREHOLDER MAY HAVE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, OR MAY SELL, TRANSFER OR OTHERWISE DISPOSE OF, AT ANY TIME OR FROM TIME TO TIME SINCE THE DATE ON WHICH HE PROVIDED THE INFORMATION REGARDING THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY HIM, ALL OR A PORTION OF THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY HIM IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

PLAN  OF  DISTRIBUTION

The selling shareholder may sell the 650,000 common shares for value from time to time under this reoffer prospectus in one or more transactions on the OTC Electronic Bulletin Board, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling shareholder may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the respective selling shareholder and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

The selling shareholder and any broker-dealers that participate in the distribution of the shares may be deemed to be an "underwriter" within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the 1933 Act. All selling and other expenses incurred by the selling shareholder will be borne by the selling shareholder.

In addition to any shares sold hereunder, the selling shareholder may, at the same time, sell any shares of common shares, including the shares, owned by him in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus.

There is no assurance that the selling shareholder will sell all or any portion of the shares offered.

We will pay all expenses in connection with this offering and, apart from receipt of the exercise price on the related options, we will not receive any proceeds from sales of any shares by the selling shareholder.

DESCRIPTION  OF  REGISTRANT'S  SECURITIES

Our authorized capital includes: 300,000,000 shares of common stock without par value, of which 59,775,673 (including 40,000,000 exchangeable preferred shares) were issued and outstanding as at February 15, 2001, and 120,000,000 Class A Special Voting Shares, of which 37,923,891 were issued and outstanding as at February 15, 2001. All of our authorized shares of common stock are of the same class and, once issued, rank equally as to dividends, voting powers, and participation in assets. Holders of common shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders. Holders of common shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors, in its discretion, out of funds legally available therefore. Upon our liquidation, dissolution or winding up, holders of common shares are entitled to receive pro rata our assets, if any, remaining after payments of all debts and liabilities. No common shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds.

INTERESTS  OF  NAMED  EXPERTS

Our consolidated financial statements have been incorporated by reference in the reoffer prospectus from our Form 10-KSB (filed March 31, 2000), in reliance upon the report of KPMG LLP, Chartered Accountants, and from our Form 8-K/A (filed November 28, 2000) in reliance upon the reports of Robert M. Lawand, C.A., which are also incorporated into this reoffer prospectus by reference, and upon the authority of said firms as experts in accounting and auditing.

LEGAL  MATTERS

The legality of the common shares offered by this reoffer prospectus will be passed upon for us and the selling shareholder by Clark, Wilson, Vancouver, British Columbia, Canada.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling our business pursuant to the provision in the section entitled "Indemnification of Directors and Officers" (see below), we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

The following documents filed by the Company with the Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

1. The description of the Company's shares contained in the Registration Statement on Form 10-SB (SEC document number 000-27097), filed on August 20, 1999 (copies of which are available through commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272, or through the internet on the SEC's website at www.sec.gov), including all amendments and reports for the purpose of updating such description;

2.     The  Company's  Annual  Report  on  Form 10-KSB, filed on March 31, 2000;

3.     The  Company's  Quarterly  Report  on Form 10-QSB, filed on May 12, 2000;

4.     The  Company's Quarterly Report on Form 10-QSB, filed on August 15, 2000;

5.     The  Company's  Quarterly  Report  on  Form 10-QSB, filed on December 15,
2000;

6. The Company's Quarterly Report (amended) on Form 10-QSB/A, filed on March 2, 2001;

7.     The  Company's  Schedule  14C,  filed  on  July  31,  2000;

8.     The  Company's Schedule 14C, filed with the SEC on February 14, 2001; and

9. The Current Reports on Form 8-K or Form 8-K/A, filed by the Company on the following dates:

(a)     April  5,  2000;
(b)     April  6,  2000;
(c)     April  12,  2000;
(d)     September  27,  2000;
(e)     November  28,  2000;
(f)     February  23,  2001;  and
(g)     March  2,  2001.

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4.     DESCRIPTION  OF  SECURITIES.

Our authorized capital includes: 300,000,000 shares of common stock without par value, of which 59,775,673 (including 40,000,000 exchangeable preferred shares) were issued and outstanding as at February 15, 2001, and 120,000,000 Class A Special Voting Shares, of which there were 37,923,891 issued and outstanding as at February 15, 2001. All of our authorized shares of common stock are of the same class and, once issued, rank equally as to dividends, voting powers, and participation in assets. Holders of common shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders. Holders of common shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors, in its discretion, out of funds legally available therefore. Upon our liquidation, dissolution or winding up, holders of common shares are entitled to receive pro rata our assets, if any, remaining after payments of all debts and liabilities. No common shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

Not  applicable.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

The Company's Articles of Incorporation provide that, to the fullest extent permitted by law, no director or officer of the Company shall be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders. In addition, the Company's Articles authorize the Company to, in its by-laws or any resolution of its directors or shareholders, undertake to indemnify the officers and directors of the Company any contingency or peril as may be determined in the best interests of the Company, and in conjunction therewith, to procure, at the Company's expense, policies of insurance. Such provisions do not eliminate the personal liability of the Company's directors and officers for monetary damages as a result of a breach of fiduciary duty or for any actions or omissions which were not done in good faith.

Under section 607.0850 of the Florida Business Corporation Act, the Company has the power to indemnify:

(a) any person who was or is a party to any proceeding (other than an action by, or in the right of, the Company), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company or another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and

(b) any person, who was or is a party to any proceeding by or in the right of the Company to procure a judgement in its favour by reason of the fact that the person is or was a director, officer, employee, or agent of the company or is or was serving at the request of the company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgement of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any proceeding referred to in (a) or (b) above, or in defense of any claim, issue, or matter therein, the Company is required to indemnify him or her against expenses actually and reasonably incurred by him or her in connection with such proceeding. Any indemnification under (a) or (b) above, unless pursuant to a determination by a court, shall be made by the Company only if authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he or she met the applicable standard of conduct set forth in (a) or (b) above.

However, no indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated to constitute:

(a) a violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

(b) a transaction from which the director, officer, employee, or agent derived an improper personal benefit; or

(c) wilful misconduct or a conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favour or in a proceeding by or in the right of a shareholder.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

The 650,000 shares registered under this Registration Statement were issued to Harvey Lalach on January 2, 2001, pursuant to the exemption from the registration requirements provided by Section 4(2) and Regulation S, promulgated under the 1933 Act.

ITEM  8.     EXHIBITS.

     4.1 Employment Agreement between the Company and Harvey Lalach, dated December 7, 2000

     5        Opinion  of  Clark,  Wilson

     23.1     Consent  of  Clark,  Wilson  (included  in  Exhibit  5)

     23.2     Consent  of  Independent  Auditor  (KPMG  LLP)

     23.3     Consent  of  Independent  Auditor  (Robert  Lawand,  CA)

     24       Power  of  Attorney  (included  in  signature  page)

ITEM  9.     UNDERTAKINGS.

(a)     The  Company  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pointe-Claire, Quebec, on March 13, 2001.

BUSINESSWAY  INTERNATIONAL  CORPORATION

By   /s/ Faris Heddo
     Faris  Heddo,  President  and  Chief  Executive  Officer/Director

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Faris Heddo his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES

Per: /s/ Faris Heddo
     Faris  Heddo
     President/CEO/Director
     March 13,  2001

Per: /s/ Michele Scott
     Michele  Scott
     Chief  Financial  Officer/Vice  President/Secretary/Director
     March 13,  2001

Per: /s/ Harvey Lalach
     Harvey  Lalach
     Director
     March  13,  2001

Per: /s/ Fabrice Zambito
     Fabrice  Zambito
     Director
     March  13,  2001

Per: /s/ Yoland Dumas
     Yoland  Dumas
     Director
     March 13,  2001

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pointe-Claire, Quebec, on March 13, 2001.

BUSINESSWAY  INTERNATIONAL  CORPORATION  NON-QUALIFIED  STOCK  OPTION  PLAN

By  /s/ Faris Heddo
     Faris  Heddo,  President  and  Chief  Executive  Officer/Director